Exhibit A
JOINT FILING STATEMENT
     The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.
Dated: December 12, 2006

CROSSROADS 1999 SERIES DIRECT CO-INVESTMENT PORTFOLIO A, L.P.

By:	Crossroads Corporate Investors II, L.P.
the general partner

By:	Crossroads Corporate Investors II GP, L.L.C.,
the general partner

By:	/s/ Brad K. Heppner
Brad K. Heppner, Manager

CROSSROADS CORPORATE INVESTORS II, L.P.

By:	Crossroads Corporate Investors II GP, L.L.C.,
the general partner

By:	/s/ Brad K. Heppner
Brad K. Heppner, Manager

CROSSROADS CORPORATE INVESTORS II GP, L.L.C.

By:	/s/ Brad K. Heppner
Brad K. Heppner, Manager

LEHMAN BROTHERS HOLDINGS INC

By:	/s/ Barrett S. DiPaolo
Barrett S. DiPaolo, Vice President

LEHMAN BROTHERS PRIVATE FUNDS INVESTMENT COMPANY GP, LLC

By:	/s/ Scott Christiansen
Scott Christiansen, Vice President

BRADLEY K. HEPPNER

/s/ Bradley K. Heppner
Bradley K. Heppner

CROSSROADS CORNERSTONE DIRECT/CO-INVESTMENT FUND V, L.P.

By:	Lehman Crossroads Corporate Investors, LP the general partner

By:	Lehman Crossroads Corporate Investors GP, LLC, the general partner

By:	/s/ Scott Christiansen
Scott Christiansen, Vice President

CROSSROADS CORPORATE INVESTORS, L.P.

By:	Lehman Crossroads Corporate Investors GP, LLC,
the general partner

By:	/s/ Scott Christiansen
Scott Christiansen, Vice President

CROSSROADS CORPORATE INVESTORS GP, LLC

By:	/s/ Scott Christiansen
Scott Christiansen, Vice President